FIFTH AMENDED AND RESTATED BYLAWS
OF
SUN COMMUNITIES, INC.
ARTICLE I
CHARTER AND OFFICES
Section 1.CHARTER. These bylaws (these “Bylaws”) shall be subject to the terms of the charter (the “Charter”), as from time to time in effect, of Sun Communities, Inc. (the “Corporation”).
Section 2.PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.
Section 3.ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors or otherwise in accordance with these Bylaws and stated in the notice of the meeting. The Board of Directors may determine that any meeting of stockholders not be held at any place, but instead be held partially or solely by means of remote communication. Any reference in these Bylaws to place shall be deemed to include the means of remote communication, as applicable.
Section 2.ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time and place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.
Section 3.SPECIAL MEETINGS.
(a)General. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at the meeting.  Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months.

(b)Stockholder-Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such duly authorized agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or as otherwise required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the date on which such Record Date Request Notice is received by the Secretary.
(2)In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 10% of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such duly authorized agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation’s records, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of stock of the Corporation which are owned beneficially and/or of record by each such stockholder and the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
(3)The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives on behalf of the Corporation payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting from such requesting stockholders.

(4)Except as provided in the next sentence, any special meeting shall be held at such date and time and at the place as may be designated by the Chair of the Board, the Chief Executive Officer, the Board of Directors or the President, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder -Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall not be more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date, or if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5)If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been delivered, refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a Special Meeting Request on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a Special Meeting Request and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any Special Meeting Request received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)The Chair of the Board, Chief Executive Officer, President or Board of Directors may appoint one or more persons as independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5)-Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)In the case of any Stockholder-Requested Meeting, if information submitted pursuant to any of the provisions of this Section 3(b) by any stockholder proposing business to be conducted at a special meeting of stockholders is inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 3(b). Each requesting stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any information provided in accordance with this Section 3(b). Upon written request by the Secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to the provisions of this Section 3(b), and (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such business proposal before the special meeting). If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 3(b).
(8)For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Michigan are authorized or obligated by law or executive order to close.
Section 4.NOTICE OF MEETINGS. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the date, time and place of the meeting, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting and, in the case of a special meeting or a meeting at which an action proposed to be taken requires advance notice of the purpose of such action, the purpose or purposes for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder, postage prepaid, at the stockholder’s address as it appears on the records of the Corporation. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.
The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 12(c)(4) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this Section 5.

Section 5.SCOPE OF NOTICE. Subject to Section 12(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 6.QUORUM. At any meeting of stockholders, the presence in person or by proxy of the holders of shares of stock of the Corporation entitled to cast a majority of the votes entitled to be cast (without regard to class or series) shall constitute a quorum, except with respect to any such matter that, under applicable statutes or regulatory requirements or the Charter, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class or series on such a matter shall constitute a quorum. However, this section shall not affect any requirement under any statute or the Charter for the vote necessary for the adoption of any measure. For the purposes of establishing whether a quorum is present, all shares of stock present and entitled to vote, including abstentions and broker non-votes, shall be counted. If, however, such quorum shall not be present at any meeting of the stockholders, the chair of the meeting may adjourn the meeting from time to time to a date not more than one hundred and twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.
Section 7.VOTING. At a meeting of stockholders duly called and at which a quorum is present, a majority of the votes cast for a nominee and votes cast against such nominee shall be sufficient to elect a director, and a majority of the votes cast shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter of the Corporation; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 12 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise.
Section 8.PROXIES. A stockholder may cast the votes entitled to be cast by the holder of shares of stock owned of record by the stockholder either in person or by proxy executed or authorized by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary before or at the meeting. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law, a stockholder who has submitted a proxy at a meeting may revoke or withdraw the proxy: (i) with respect to any matter to be considered at the meeting or any postponement or adjournment thereof if such revocation or withdrawal is properly received prior to the vote on that matter and (ii) by delivering a duly executed proxy bearing a later date or by attending the meeting or the postponement or adjournment thereof and voting in person. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 9.VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the chief executive officer, the president or any vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 10.ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the Chair of the Board or, in the case of a vacancy in the office or absence of the Chair of the Board, by one of the following officers present at the meeting: the Vice Chair of the Board, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors, or in the absence of such appointment, an individual appointed by the chair of the meeting, shall act as Secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chair of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such individuals as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting (but not more than 120 days after the record date); (i) complying with any state and local laws and regulations concerning safety and security; and (j) restricting the use of audio or visual or other recording devices at the meeting. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.
Section 11.INSPECTORS. In advance of or at any meeting of stockholders, the Board of Directors, or at the meeting, the chair of the meeting, may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting or any postponement or adjournment thereof. Unless otherwise instructed by the Board of Directors or the chair of the meeting, such inspectors shall determine the number of shares of stock outstanding of the Corporation, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; shall receive all votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; and shall count and tabulate all votes and consents, determine the results, and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority of the inspectors shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 12.ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a)Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 12(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 12(a) and any other applicable provisions of this Section 12.
(2)For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information and representations required under this Section 12 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. The postponement or adjournment of an annual meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(3)Such stockholder’s notice shall set forth:
(i)as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded;
(ii)as to any other business that the stockholder proposes to bring before the meeting, (A) a description of such business (including the text of any proposal), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act;
(iii)as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A)the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
(C)whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities; and
(D)any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(iv)as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 12(a) and any Proposed Nominee,
(A)the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and
(B)the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person that is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, each such Stockholder Associated Person and any Proposed Nominee; and
(C)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder giving the notice and any Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination or any Stockholder Associated Person, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the Proposed Nominee were a director or executive officer of such registrant; and

(v)the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal;
(vi)to the extent known by the stockholder giving the notice, the name and address of any other person supporting the nominee for election or reelection as a director or the proposal of other business; and
(vii)if the stockholder is proposing one or more Proposed Nominees, a representation that such stockholder, Proposed Nominee or Stockholder Associated Person intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of Proposed Nominees in accordance with Rule 14a-19 of the Exchange Act.
(4)Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by (A) a written undertaking and representation executed by the Proposed Nominee (i) that such Proposed Nominee (I) is not, and, if elected as a director during his or her term of office, will not become, a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s duties under the Maryland General Corporation Law, or any successor statute (the “MGCL”), (II) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (III) consents to be named in a proxy statement as a nominee, (IV) consents to serve as a director of the Corporation if elected, (V) will notify the Corporation simultaneously with the notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director, (VI) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves, and (VII) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such Proposed Nominee all such policies and guidelines then in effect); (ii) attaching copies of any and all requisite permissions or consents; and (iii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request to the stockholder providing the notice), and (B) a written undertaking and representation executed by the stockholder that such stockholder will (i) comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee, (ii) notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting, and (iii) furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of this Section 12 have been complied with and of evaluating any nomination or other business described in the stockholder’s notice.
(5)Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased from the number of directors serving on the date stockholders are first permitted to submit nominations or other business for consideration at an annual meeting pursuant to Section 12(a)(2) of this Article II, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6)For purposes of this Section 12, “Stockholder Associated Person” of any stockholder shall mean (i) any person who is a member, with such stockholder, of any “group,” as that term is used for purposes of Section 13(d)(3) of the Exchange Act or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in the solicitation, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
(b)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. No stockholder may make a proposal of other business to be considered at a special meeting or, except as contemplated by and in accordance with the next two sentences of this Section 12(b), nominate an individual for election to the Board of Directors at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 12 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures and other applicable requirements set forth in this Section 12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information, undertakings and/or representations required by paragraphs (a)(3) and (4) of this Section 12, is delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting and provided that such stockholder satisfies the other applicable requirements of this Section 12. The postponement or adjournment of a special meeting (or public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)General. (1) If any information, undertaking or representation submitted pursuant to this Section 12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any information, undertaking or representation from a Proposed Nominee, shall be inaccurate in any material respect, such information, undertaking or representation may be deemed not to have been provided in accordance with this Section 12. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information, undertaking or representation. Upon written request by the Secretary of the Corporation or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12, (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and if applicable, to satisfy the requirements of Rule 14a-19(a)(3)) submitted by the stockholder pursuant to this Section 12 as of an earlier date and (C) an updated representation by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update or representation within such period, the information as to which such written verification, update or representation was requested may be deemed not to have been provided in accordance with this Section 12.

(2)Only such individuals who are nominated in accordance with this Section 12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 12. A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceed the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 12 (including the timely provision of all information and representations with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 12) and the nomination of each Proposed Nominee being substituted or replaced has been withdrawn by written notice to the Secretary of the Corporation at the principal executive office of the Corporation prior to, or concurrently with, such stockholder’s delivery of notice of the nomination of any substitute or replacement Proposed Nominee pursuant to this Section 12. If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 12 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12 and (i) any defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect and (ii) any other business, other than a nomination, not properly brought before the meeting shall not be transacted.
(3)Notwithstanding the foregoing provisions of this Section 12, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the Corporation’s nominees if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide sufficient evidence in the determination of the Board of Directors sufficient to satisfy the Corporation that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Corporation, such Soliciting Stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Directors that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(4)For purposes of this Section 12, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(5)Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 12 shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of a definitive proxy statement on Schedule 14A by such stockholder or Stockholder Associated Person.

(6)Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the stockholder giving notice as provided for in this Section 12 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.
Section 13.CONSENT BY STOCKHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing or by electronic transmission, setting forth such action, is given by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing or by electronic transmission any right to dissent from such action, and such consent and waiver are filed with the with the records of stockholders meetings. A consent may not take effect unless written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation within sixty (60) days after the date on which the earliest consent is dated.
Unless the Charter requires otherwise, the holders of any class of stock, other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the corporation gives notice of the action to each holder of the class of stock not later than ten (10) days after the effective time of the action.

Section 14.VIRTUAL MEETINGS. Notwithstanding anything to the contrary in these Bylaws, the Board of Directors may determine at any time, including, without limitation, after the calling of any meeting of stockholders, that any meeting of stockholders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these Bylaws, if it is determined after notice of the meeting has been sent to stockholders that participation by stockholders in the meeting shall or may be conducted by means of remote communication, notice thereof may be provided at any time in any manner permitted by law. Stockholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these Bylaws and may vote at such a meeting. Subject to any guidelines or procedures that the Board of Directors may adopt, any meeting at which stockholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, unless otherwise permitted by applicable law or regulation:
(i)    The Corporation shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a stockholder or proxy holder;
(ii)    The Corporation shall implement reasonable measures to provide the stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and
(iii)    In the event any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Corporation.
Section 15.CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 16.PROXY ACCESS.
(a)Inclusion of Stockholder Nominee in Proxy Access. Subject to the provisions of this Section 16, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 16 (each a "Stockholder Nominee") provided:
(1)timely written notice of such Stockholder Nominee satisfying this Section 16 ("Notice") is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Notice is delivered, satisfy the ownership and other requirements of this Section 16 (such stockholder or stockholders, and any person on whose behalf they are acting, the "Eligible Stockholder");
(2)the Eligible Stockholder expressly elects in writing at the time of providing the Notice to have its Stockholder Nominee included in the Corporation's proxy statement pursuant to this Section 16; and
(3)the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 16.
(b)Timely Notice. To be timely, the Notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, no earlier than 150 days and no later than 120 days before the first anniversary of the date that the Corporation's definitive proxy statement was first sent to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, the Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of: (i) the 120th day prior to such annual meeting; or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice.
(c)Information to be Included in Proxy Statement. In addition to including the name of the Stockholder Nominee in the Corporation's proxy statement for the annual meeting, the Corporation shall also include (collectively, the "Required Information"):
(1)the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation's proxy statement pursuant to the Exchange Act, and the rules and regulations promulgated thereunder; and
(2)if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee, which must be provided at the same time as the Notice for inclusion in the Corporation's proxy statement for the annual meeting (a "Statement").
Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes (A) is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), (B) would violate any applicable law, rule, regulation, or listing standard or (C) impugns the character, integrity or personal reputation of a person or makes charges concerning improper, illegal or immoral conduct or associations, in each case without factual foundation. Additionally, nothing in this Section 16 shall limit the Corporation's ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee.

(d)Stockholder Nominee Limits. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation's proxy statement pursuant to this Section 16 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a "Board Nominee") appearing in the Corporation's proxy statement with respect to a meeting of stockholders shall not exceed the greater of: (x) two; or (y) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 16 (the "Final Proxy Access Nomination Date") or, if such amount is not a whole number, the closest whole number below 20% (the "Permitted Number"); provided, however, that:
(1)in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced;
(2)any Stockholder Nominee who is included in the Corporation's proxy statement for a particular meeting of stockholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Stockholder Nominee's election, shall be ineligible to be included in the Corporation's proxy statement as a Stockholder Nominee pursuant to this Section 16 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election; and
(3)any director in office as of the nomination deadline who was included in the Corporation's proxy statement as a Stockholder Nominee for any of the three preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number.
(4)In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation's proxy statement until the Permitted Number is reached, going in order of the amount (from greatest to least) of voting power of the Corporation's capital stock entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(e)Eligibility of Nominating Stockholder; Stockholder Groups. An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the outstanding shares of the Corporation entitled to vote in the election of directors (the "Required Shares") as of both the date the Notice is delivered to or received by the Corporation in accordance with this Section 16 and the record date for determining stockholders entitled to vote at the meeting and must intend to continue to own the Required Shares for at least one year following the date of the annual meeting. For purposes of satisfying the ownership requirement under this Section 16, the voting power represented by the shares of the Corporation's capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation's capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that:
(1)the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20; and
(2)each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years.

    Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 16 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 16(e). When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire group. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 16.
(f)Funds. A group of two or more funds shall be treated as one stockholder or person for this Section 16 provided that the other terms and conditions in this Section 16 are met (including Section 16(h)(6)(i)) and the funds are:
(1)under common management and investment control;
(2)under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or
(3)a "group of investment companies," as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.
(g)Ownership. For purposes of this Section 16, an Eligible Stockholder shall be deemed to "own" only those outstanding shares of the Corporation's capital stock as to which the person possesses both:
(1)the full voting and investment rights pertaining to the shares; and
(2)the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:
(i) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including short sales,

(ii) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or

(iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation's capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person's or affiliates' full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

    An Eligible Stockholder "owns" shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder's ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is unconditionally revocable at any time by the person. An Eligible Stockholder's ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on five Business Days' notice and recalls such loaned shares not more than five Business Days after being notified that any of its Stockholder Nominees will be included in the Corporation's proxy statement. The terms "owned," "owning," and other variations of the word "own" shall have correlative meanings. For purposes of this Section 16, the term "affiliate" shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.
(h)Nomination Notice and Other Eligible Stockholder Deliverables. An Eligible Stockholder must provide with its Notice the following information in writing to the Secretary of the Corporation:
(1)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder's agreement to provide:
(i)    within five Business Days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date, and
(ii)    immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;
(2)the Eligible Stockholder's representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 16):
(i)    intends to continue to satisfy the eligibility requirements described in this Section 16 through the date of the annual meeting, including a statement that the Eligible Stockholder intends to continue to own the Required Shares for at least one year following the date of the annual meeting,
(ii)    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,
(iii)    has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 16,
(iv)    has not engaged and will not engage in, and has not and will not be, a "participant" in another person's "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee,
(v)    will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation,

(vi)    has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,
(vii)    agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the Corporation's stockholders or out of the information that the Eligible Stockholder provides to the Corporation,
(viii)    agrees to indemnify and hold harmless the Corporation and each of its directors, officers, agents and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, agents or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 16,
(ix)    will file with the Securities and Exchange Commission ("SEC") any solicitation or other communication with the Corporation's stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and
(x)    will comply with all other applicable laws, rules, regulations, and listing standards with respect to any solicitation in connection with the meeting;
(3)the written consent of each Stockholder Nominee to be named in the Corporation's proxy statement, and form of proxy and ballot and, as a nominee and, if elected, to serve as a director;
(4)the information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 12 of this Article II;
(5)a copy of the Schedule 14N (or any successor form) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(6)in the case of a nomination by a group of stockholders that together is an Eligible Stockholder:
(i)    documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 16(f) to be treated as one stockholder or person for purposes of this Section 16, and
(ii)    the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(iii)    if desired, a Statement.
(i)Stockholder Nominee Agreement. Each Stockholder Nominee must:
(1)provide within five Business Days of the Corporation's request an executed agreement, in a form deemed satisfactory to the Corporation, providing that:

(i)    the Stockholder Nominee has read and agrees to adhere to the Corporation's Code of Conduct and Business Ethics, Corporate Governance Guidelines, Human Rights and Labor Policy, Stock Ownership Guidelines, Anti-Hedging Policy and Related Party Transactions Policy, and any other of the Corporation's policies or guidelines applicable to directors, including with regard to securities trading,
(ii)    the Stockholder Nominee is not and will not become a party to: (1) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation; or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law,
(iii)    the Stockholder Nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (a "Compensation Arrangement") in connection with such person's nomination for director or service as a director that has not been disclosed to the Corporation, and
(iv)    if so requested, the Stockholder Nominee will meet in person with members of the Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors on reasonable notice by the Corporation of the time and place.
(2)complete, sign, and submit all questionnaires required of the Corporation's Board of Directors within five Business Days of receipt of each such questionnaire from the Corporation; and
(3)provide within five Business Days of the Corporation's request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Stockholder Nominee meets the requirements of this Section 16 or the Corporation's requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether:
(i)    such Stockholder Nominee is independent (1) under the independence requirements, including the committee independence requirements, set forth in the listing standards of the stock exchange on which shares of the Corporation's capital stock are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the "Independence Standards") and (2) under Section 3-802(b) of the Maryland General Corporation Law (or any successor provision),
(ii)    such Stockholder Nominee has any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the Corporation's Corporate Governance Guidelines, and
(iii)    such Stockholder Nominee is not and has not been subject to: (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j)Eligible Stockholder/Stockholder Nominee Undertaking. In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. Notwithstanding the foregoing, the provision of any such notification pursuant to the preceding sentence shall not be deemed to cure any defect or limit the Corporation's right to omit a Stockholder Nominee from its proxy materials as provided in this Section 16.
(k)Exceptions Permitting Exclusion of Stockholder Nominee. The Corporation shall not be required to include pursuant to this Section 16 a Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation):
(1)if the Eligible Stockholder who has nominated such Stockholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 16, or has or is engaged in, or has been or is a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee;
(2)if the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for directors in Article II, Section 12, of these Bylaws;
(3)who is not independent under the Independence Standards or Section 3-802(b) of the Maryland General Corporation Law (or any successor provision);
(4)whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Corporation's Articles of Restatement, Corporate Governance Guidelines, Code of Conduct and Business Ethics, or other document setting forth qualifications for directors, the listing standards of the stock exchange on which shares of the Corporation's capital stock is listed, or any applicable state or federal law, rule, or regulation;
(5)if the Stockholder Nominee is or becomes a party to any undisclosed Voting Commitment;
(6)if the Stockholder Nominee is or becomes a party to any undisclosed Compensation Arrangement;
(7)who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;
(8)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or pleaded nolo contendere in such a criminal proceeding within the past ten years;
(9)who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act or who is subject to any event specified in Item 401(f) of Regulation S-K under the Securities Act; or

(10)if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 16.
(l)Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation; and the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder if:
(1)the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 16, as determined by the Board of Directors or the person presiding at the meeting; or
(2)the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 16.
(m)Interpretation. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 16 and to make any and all determinations necessary or advisable to apply this Section 16 to any persons, facts, or circumstances, including the power to determine whether:
(1)a person or group of persons qualifies as an Eligible Stockholder;
(2)outstanding shares of the Corporation's capital stock are "owned" for purposes of meeting the ownership requirements of this Section 16;
(3)a notice complies with the requirements of this Section 16;
(4)a person satisfies the qualifications and requirements to be a Stockholder Nominee;
(5)inclusion of the Required Information in the Corporation's proxy statement is consistent with all applicable laws, rules, regulations, and listing standards; and
(6)any and all requirements of this Section 16 have been satisfied.
Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.

(n)Exclusive Method. This Section 16 provides the exclusive method for a stockholder to require the Corporation to include nominee(s) for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE III
DIRECTORS
Section 1.GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws. All acts taken at any meeting of the Board of Directors (or by written consent) or by any person acting as a director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.
Section 2.NUMBER. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors, provided that the number thereof shall never be less than the minimum number required by the Charter or the MGCL, nor more than fifteen (15), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.
Section 3.TERM. Each director shall hold office for a term expiring at the annual meeting of stockholders next following his or her election and until his or her successor is elected and qualified.
Section 4.QUALIFICATIONS. The Board of Directors may adopt qualification requirements for directors from time to time (e.g., term limits, maximum age), and any such qualification requirements shall be deemed incorporated by reference into these Bylaws.
Section 5.RESIGNATION. A director of the Corporation may resign at any time by giving written or electronic notice of his or her resignation to the Board of Directors, the Chair of the Board, the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation so states.
Section 6.ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. Regular meetings of the Board of Directors may be held at such time and place either within or outside the State of Maryland or by means of remote communication as determined by the Board of Directors. The Board of Directors may provide, by resolution, the time and place of regular meetings of the Board of Directors without other notice than such resolution, provided that notice of every determination of the Board of Directors fixing or changing the time or place for the holding of regular meetings of the Board shall be sent promptly to each Director not present at the meeting at which such time and place was fixed or such change was made. Such notice shall be in the manner provided for notices of special meetings of the Board of Directors.
Section 7.SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and at any place or by remote communication designated in the call of the meeting when called by or at the request of the Chair of the Board, the President or by a majority of the directors then in office, sufficient notice thereof as described in Section 8 of this Article 3 below being given to each director by the Secretary or an Assistant Secretary or by the person calling the meeting.

Section 8.NOTICE. It shall be sufficient notice to a director of a special meeting to send notice by overnight mail at least forty eight (48) hours or by email at least twenty four (24) hours before the meeting addressed to the director at his or her usual or last known business or residence address or email address, or to give notice to him or her in person or by telephone at least twenty four (24) hours before the meeting. Notwithstanding the foregoing, in the event the time or place of a meeting is changed less than twenty four (24) hours before the meeting, notice of the change shall be deemed sufficient if provided to a director by email, telephone or in person at any time prior to the start of the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting unless specifically required by statute or these Bylaws.
Section 9.QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice and provided further, that if, pursuant to applicable law, the Charter of the Corporation or these Bylaws, the vote of a majority or other percentage of a specified group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 10.VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Charter, or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or these Bylaws.
Section 11.ORGANIZATION. At each meeting of the Board of Directors, the Chair of the Board or, in the absence of the Chair, the Vice Chair of the Board, if any, shall act as chair of the meeting. In the absence of both the Chair and Vice Chair of the Board, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President (provided, in each case, that the Chief Executive Officer or President is a director) or in the absence of the President, a director chosen by a majority of the directors present, shall act as chair of the meeting. The Secretary or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chair of the meeting, shall act as secretary of the meeting.
Section 12.MEETING BY CONFERENCE TELEPHONE. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 13.CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and such consent is filed in paper or electronic form with the minutes of proceedings of the Board of Directors.
Section 14.VACANCIES. Vacancies on the Board of Directors as a result of the death or resignation of a director or an increase in the size of the Board of Directors shall be subject to and shall be filled in accordance with Section 3-804(c) of the MGCL. Accordingly, any vacancy on the Board of Directors that results from the death or resignation of a director or an increase in the size of the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill such a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

Section 15.COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with any service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
Section 16.REMOVAL OF DIRECTORS. The stockholders may remove any director for cause in the manner provided in the Charter of Corporation.
Section 17.LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.
Section 18.SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.
Section 19.RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 20.RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any act, omission, failure to act or determination made not to act (an “Act”) by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any Act questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.
Section 21.EMERGENCY PROVISIONS. Notwithstanding any other provision in the charter of the Corporation or these Bylaws, this Section 21 shall apply during the existence of any catastrophic event as a result of which a quorum of the Board of Directors under Article III of these Bylaws or a committee thereof under Article IV of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV
COMMITTEES
Section 1.NUMBER, ESTABLISHMENT AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors. Each committee may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Board of Directors and not inconsistent with the resolution appointing the committee or these Bylaws. Only a director who is an Independent Director, determined in accordance with the Listed Company Manual of the New York Stock Exchange and applicable federal securities laws, shall be eligible to serve as a member of the Audit Committee, the Compensation Committee, or the Nominating and Corporate Governance Committee. The Board of Directors shall have the power at any time to change the members of any committee so designated, to fill vacancies, to dissolve any such committee, and to withdraw or add to any powers previously delegated to a committee.
Section 2.POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole discretion.
Section 3.SUBSTITUTE MEMBER. In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.
Section 4.NOTICE OF MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors as specified in Section 8 Article III of these Bylaws. The Board of Directors, or in the absence of such designation, the applicable committee, may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide.
Section 5.MEETINGS BY REMOTE COMMUNICATION. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 6.QUORUM, VOTING AND MINUTES. Unless the specific rules and procedures adopted by a committee in accordance with Section 1 of this Article IV provide otherwise, a majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the members of the committee present at any committee meeting at which there is a quorum shall be the act of the committee. Each committee shall keep minutes of its proceedings and actions and shall submit a report thereof at the next regular meeting of the Board of Directors.
Section 7.CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and is filed with the minutes of proceedings of such committee.

ARTICLE V
OFFICERS
Section 1.GENERAL PROVISIONS. The officers of the Corporation shall include a “Chair of the Board”, a “Chief Executive Officer”, a “President”, a “Chief Financial Officer”, a “Secretary” and a “Treasurer” and may include a “Vice Chair of the Board” (who shall be a director), one or more “Vice Presidents”, a “Chief Operating Officer”, one or more “Assistant Secretaries” and one or more “Assistant Treasurers.” In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the Chief Executive Officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary.
Section 2.REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer or agent of the Corporation shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 3.VACANCIES. A vacancy in any office may be filled by the Board of Directors at any time for the balance of the term.
Section 4.CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate a Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation not inconsistent with these Bylaws.
Section 5.CHIEF OPERATING OFFICER. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer not inconsistent with these Bylaws.
Section 6.CHIEF FINANCIAL OFFICER. The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer not inconsistent with these Bylaws.
Section 7.CHAIR OF THE BOARD. The Directors shall designate from their own number a Chair of the Board to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. At each meeting of the Board of Directors, the Chair of the Board or, in the absence of the Chair, the Vice Chair of the Board, if any, shall act as chair of the meeting. If no person is designated by the Board to preside over meetings of the stockholders, the Chair shall preside over such meetings at which he or she shall be present. The Chair shall have such other duties and powers as the Board of Directors may from time to time determine not inconsistent with these Bylaws, but shall have no individual authority to act for the Corporation as an officer of the Corporation.

Section 8.PRESIDENT. The President shall, in general, supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time not inconsistent with these Bylaws.
Section 9.VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors not inconsistent with these Bylaws. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.
Section 10.SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation (if any); (d) keep a register of the address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors not inconsistent with these Bylaws.
Section 11.TREASURER. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other value effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
Section 12.ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.
Section 13.SALARIES. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director.
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
Section 1.CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2.CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.
Section 3.DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or any other officer designated by the Board of Directors may determine.
ARTICLE VII
STOCK
Section 1.CERTIFICATES OR UNCERTIFICATED SHARES. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Maryland law and in accordance with a Direct Registration System approved by the Securities and Exchange Commission and the New York Stock Exchange, or any securities exchange on which the stock of the Corporation may from time to time be traded, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall comply with applicable law and otherwise shall be in such form as the Board of Directors shall prescribe, certifying the number of shares of the stock of the Corporation owned by the stockholder. Any certificates issued to any stockholder of the Corporation shall be signed in any manner permitted by the MGCL Any or all the signatures on the certificate may be a facsimile. Certificates shall be consecutively numbered and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still and officer when it is issued. If the shares of stock are uncertificated, the Corporation or its agent shall send to the registered owner thereof any notices required by applicable law.
Section 2.TRANSFERS. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, and either (a) in the case of stock represented by a certificate, on surrender for cancellation of any certificate for such shares or an affidavit of loss in form acceptable to the Corporation, or (b) in the case of uncertificated shares, on proper instructions from the holder of record of such shares or the holder’s legal representative. Upon receipt of such certificates or instructions, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate or uncertificated shares, and record the transaction upon the Corporation’s books.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.
Section 3.LOST CERTIFICATE. The Board of Directors (or any officer designated by it) may direct (i) a new certificate or certificates for stock of the Corporation or (ii) uncertificated shares, be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated. In addition, when authorizing the issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, destroyed or mutilated certificate or his, her or its legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate or uncertificated shares and/or to take such other actions as may be approved by the Board of Directors.

Section 4.CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days before the date of such meeting.
If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is later; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted, but the payment or allotment may not be made more than sixty (60) days after the date on which the resolution is adopted.
When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein. All persons who were holders of record of shares of stock of the Corporation as of the record date of the meeting, and no others, shall be entitled to notice of and to vote at such meeting and adjournments and postponements thereof.
Section 5.STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
Section 6.FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may cause the Corporation to (i) issue fractional stock; (ii) eliminate a fractional interest by rounding up to a full share of stock; (iii) arrange for the disposition of a fractional interest by the person entitled to it; (iv) pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined; or (v) provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
Section 7.REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as they may deem necessary or appropriate concerning the issue, certification, transfer and registration of shares of stock.

ARTICLE VIII
ACCOUNTING YEAR
The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
INVESTMENT POLICY
Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE X
SEAL
Section 1.SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland”. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.AFFIXING SEAL. Whenever the Corporation is permitted or required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XI
INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 1.DEFINITIONS. For purposes of this Article, the following words have the meaning indicated:
(a)“Corporation” includes the Corporation and any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
(b)“Party” means a Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(c)“Person” means a person who is or was a director or officer of the Corporation and any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company or other enterprise.
(d)“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(e)“Serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposed duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and “other enterprise” shall include, without limitation, employee benefit plans.

Section 2.INDEMNITY.
(a)In the event a Person was or is a Party to a Proceeding by reason of service in a capacity that causes such Person to fall within the definition of a “Person”, the Corporation shall indemnify such Person against judgments, penalties, fines, settlements and expenses, including, without limitation, attorneys’ fees, actually and reasonably incurred by such Person in connection with the Proceeding, unless it is established that: (i) the act or omission of the Person was material to the matter giving rise to the Proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Person actually received an improper personal benefit in money, property or services; (iii) in the case of any criminal proceeding, the Person had reasonable cause to believe that the act or omission was unlawful; or (iv) in the event of a Proceeding by or in the right of the Corporation, the Person shall have been adjudged to be liable to the Corporation.
(b)The termination of any Proceeding by judgment, order or settlement does not create a presumption that the Person did not meet the requisite standard of conduct set forth in this section. The termination of any Proceeding by conviction, or a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Person did not meet that requisite standard of conduct.
(c)The Corporation may not indemnify a Person or advance expenses as provided for under Section 3 for a Proceeding brought by that Person against the Corporation, except for (i) a proceeding brought to enforce indemnification under this section; or (ii) if the Charter, these Bylaws, a resolution of the Board of Directors, or an agreement approved by the Board of Directors to which the Corporation is a party expressly provide otherwise.
(d)An indemnification under this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Person is proper in the circumstances because such Person has met the applicable standard of conduct set forth in this section. This determination shall be made:
(1)By a majority vote of a quorum of the Board of Directors consisting of directors who are not, at the time, parties to the Proceeding;
(2) By a majority vote of a committee of one or more directors who are not, at the time, parties to the Proceeding and who were duly designated to act in the matter by a majority vote of the directors who are not parties to the Proceeding;
(3)By independent legal counsel selected by the Board of Directors or a committee of the Board of Directors as set forth in subparagraphs (1) and (2) above; or if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by majority vote of the full Board in which Persons who are parties may participate; or
(4)By the stockholders.
Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (3) for selection of such counsel.
    Shares held by Persons who are parties to the Proceeding may not be voted on the subject matter under this Section 2.

Section 3.ADVANCE PAYMENT OF EXPENSES. Reasonable expenses incurred by a Person who is a Party to a Proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of the Proceeding upon receipt by the Corporation of: (i) a written affirmation by the Person of such Person’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met; and (ii) a written undertaking by or on behalf of the Person to repay the expenses if it is ultimately determined that the Person has not met the applicable standard of conduct. The undertakings required by this subsection shall be an unlimited general obligation of the Person on whose behalf advances are made but need not be secured and may be accepted without reference to financial ability to make repayment. Notwithstanding the foregoing, the Company is not limited from paying or reimbursing expenses incurred by a Person in connection with an appearance as a witness in a Proceeding at a time when the Person has not been made a named defendant or respondent in the Proceeding.
Section 4.REPORT OF INDEMNIFICATION TO STOCKHOLDERS. Any indemnification of, or advance of expenses to, a Person in accordance with this Article, if arising out of a Proceeding by or in the right of the Corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.
Section 5.MISCELLANEOUS.
(a)The Corporation shall be deemed to have requested a Person to serve an employee benefit plan where the performance of such Person’s duties to the Corporation also imposes duties on, or otherwise involves services by, the Person to the plan or participants or beneficiaries of the plan.
(b)Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines.
(c)The indemnification or advancement of expenses provided or authorized under this Article shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Person may be entitled under the Charter, these Bylaws, or a resolution of stockholders or directors, a contractual agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the Person seeking indemnification or advancement of expenses.
(d)The indemnification provided for in this Article continues as to a Person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such Person.
(e)The Corporation shall have the power to purchase and maintain insurance on behalf of any Person against any liability asserted against and incurred by such Person in any such capacity or arising out of such Person’s position, whether or not the Corporation would have the power to indemnify against such liability under this Article.
(f)Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
(g)The Corporation intends to indemnify any Person to the maximum extent permitted by Maryland law in effect from time to time. If Maryland law is hereafter amended to authorize further indemnification or it is determined that presently existing Maryland law permits greater indemnification than set forth in this Article XII, then these Bylaws shall be construed to authorize the Corporation to indemnify any Person to the fullest extent permitted by Maryland law.

ARTICLE XII
WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Charter of the Corporation or these Bylaws or pursuant to applicable law, a written waiver or a waiver by electronic transmission, signed or sent by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XIII
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

    Section 1.    GENERAL.    Unless the Corporation consents in writing to the selection of an alternative forum, any state court of competent jurisdiction in Maryland, or, if such state courts do not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any Internal Corporate Claim, as such term is defined in the MGCL, (c) any action asserting a claim of breach of any duty owed by any director, officer, employee or other agent of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director, officer, employee or other agent of the Corporation arising under or pursuant to any provision of the MGCL, the charter of the Corporation or these Bylaws, or (e) any other action asserting a claim against the Corporation or any director, officer, employee or other agent of the Corporation that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court. Notwithstanding the foregoing, this Section 1 does not apply to claims arising under the federal securities laws, or any other claim for which the federal courts have exclusive jurisdiction.
    Section 2.    FEDERAL SECURITIES LAW CLAIMS.    Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the Corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.
Section 3.    ENFORCEMENT. The provisions of this Article are intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

ARTICLE XIV
AMENDMENT OF BYLAWS
The Board of Directors shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new bylaws, provided, however, that the stockholders may alter or repeal any provision of these Bylaws and adopt new bylaws if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.